SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      Exchange Act of 1934 (Amendment No. )

                           Filed by the Registrant |X|
                 Filed by a Party other than the Registrant |_|

                           Check the appropriate box:
                        | X| Preliminary Proxy Statement
                         | | Definitive Proxy Statement
                       |_| Definitive Additional Materials
                    |_| Soliciting Material Under Rule 14a-12
                |_| Confidential, For Use of the Commission Only
                       (as permitted by Rule 14a-6(e)(2))

                                 GOAMERICA, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_| Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                                 GOAMERICA, INC.
                              433 Hackensack Avenue
                          Hackensack, New Jersey 07601

                              SEPTEMBER [___], 2004

To Our Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders of GoAmerica, Inc. at 10:00 a.m. local time, on September 30, 2004, at Continental Plaza, 411 Hackensack Avenue, Lower Level, Hackensack, New Jersey.

On May 17, 2004, we effected a 1-for-10 reverse split of our common stock in an effort to comply with the $1.00 minimum closing bid price per share requirement for continued listing on The Nasdaq SmallCap Market. Unfortunately, we were unable to evidence compliance with the requirement for the requisite 10-day period. As a result, in June 2004 we were notified by Nasdaq that our common stock was again subject to delisting. We promptly requested a hearing which stayed the delisting determination. On August 19, 2004, we announced that we had received a Nasdaq Listing Qualifications Panel Determination granting GoAmerica a temporary exception to the $1.00 minimum closing bid price per share requirement for continued listing on The Nasdaq SmallCap Market through at least October 4, 2004, subject to certain conditions. The temporary exception provided interim deadlines for certain actions GoAmerica must complete as part of the process of remedying its bid price deficiency. The primary condition is that, on or before October 4, 2004, GoAmerica must evidence a closing bid price of at least $1.00 per share. At the Special Meeting, a proposal will be presented seeking authorization for a second reverse stock split if necessary to increase the price per share of our common stock to maintain GoAmerica's listing on The Nasdaq SmallCap Market.

The Notice of Meeting and Proxy Statement on the following pages describe the proposal to be voted on at the Special Meeting and explain the reasons why GoAmerica's Board of Directors recommends that you vote in favor of it.

It is important that your shares be represented at this meeting to ensure the presence of a quorum. Whether or not you plan to attend the meeting, we urge you to have your shares represented by taking a moment to vote by phone, via the Internet or by using the enclosed proxy card, at your earliest opportunity. Unless the proxy is validly revoked by you, your shares will be voted in accordance with the instructions you have given in your proxy.

Thank you for your continued support.

                                                         Sincerely,

                                                         /s/ Aaron Dobrinsky
                                                         -----------------------
                                                         Chairman


                                                         /s/ Daniel R. Luis
                                                         -----------------------
                                                         Chief Executive Officer

                                 GOAMERICA, INC.
                              433 Hackensack Avenue
                          Hackensack, New Jersey 07601

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        To Be Held On September 30, 2004

A Special Meeting of Stockholders, referred to herein as the "Meeting", of GoAmerica, Inc., a Delaware corporation, will be held at Continental Plaza, 411 Hackensack Avenue, Lower Level, Hackensack, New Jersey, on September 30, 2004, at 10:00 a.m. local time, to consider and act upon:

      (1) a proposal to authorize our Board of Directors to amend our restated certificate of incorporation to effect a reverse stock split at one of three different ratios, 1-for-4, 1-for-6 or 1-for-8, if necessary to maintain our listing on the Nasdaq SmallCap Market; and

      (2) such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

Holders of common stock of record at the close of business on September 1, 2004 are entitled to notice of and to vote at the Meeting or any adjournment(s) thereof. A complete list of such stockholders will be open to the examination of any stockholder at GoAmerica's principal executive offices at 433 Hackensack Avenue, Hackensack, New Jersey for a period of ten days prior to the Meeting as well as on the day of the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, KINDLY SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, OR FOLLOW THE INSTRUCTIONS PROVIDED FOR VOTING BY PHONE OR THE INTERNET. THE PROMPT RETURN OF PROXIES OR VOTE BY PHONE OR THE INTERNET WILL ENSURE A QUORUM AND SAVE GOAMERICA THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED. IF YOU ELECT TO VOTE BY PHONE OR THE INTERNET, THE LAST VOTE YOU SUBMIT CHRONOLOGICALLY BY ANY MEANS WILL SUPERSEDE YOUR PRIOR VOTE(S). ALSO, IF YOU VOTE BY PHONE OR THE INTERNET, AND LATER DECIDE TO ATTEND THE MEETING, YOU MAY CANCEL YOUR PREVIOUS VOTE AND VOTE IN PERSON AT THE MEETING.

Hackensack, New Jersey                      By Order of the Board of Directors
September [___], 2004                       /s/ Daniel R. Luis
                                            Daniel R. Luis
                                            Chief Executive Officer

                                 GOAMERICA, INC.
                              433 Hackensack Avenue
                          Hackensack, New Jersey 07601

                                 PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of GoAmerica, Inc. of proxies to be voted at a Special Meeting of GoAmerica's stockholders to be held on September 30, 2004, at Continental Plaza, 411 Hackensack Avenue, Lower Level, Hackensack, New Jersey, and at any adjournment or adjournments thereof. Holders of record of shares of our common stock, $0.01 par value, as of the close of business on September 1, 2004, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. In this proxy statement, we refer to our common stock as the "Common Stock". As of the September 1, 2004 record date, there were [_____________] shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Meeting. As of September 1, 2004, there were approximately [_____] holders of record and approximately [______] beneficial owners of our Common Stock.

This Proxy Statement, together with the related proxy card, is being mailed to GoAmerica's stockholders on or about [________________]. We will bear the entire cost of this proxy solicitation, including preparation, proxy solicitation, assembly, printing and mailing of this Proxy Statement, the proxy card, and any additional materials furnished to stockholders. In addition, we have retained Georgeson Shareholder Communications, Inc. to aid in the solicitation of proxies. We estimate that the fees to be paid to Georgeson Shareholder Communications, Inc. for its role as proxy solicitor will be approximately $10,000, plus the reimbursement of reasonable out-of-pocket expenses. You may vote by completing and returning the enclosed proxy or by phone or via the Internet as described below. You may also vote in person at the Meeting, even if you have previously voted your shares by any of the means that we identified in the immediately preceding sentence.

PROXY VOTING

Whether or not you plan to attend the  Meeting,  please take the time to vote as
it  is  important  that  we  receive   sufficient  votes  to  satisfy  statutory
requirements. Votes may be cast:

      o     by traditional paper proxy card;

      o     by phone;

      o     via the Internet; or

      o     in person at the Meeting.

Please take a moment to read the instructions, choose the way to vote that you find most convenient and cast your vote as soon as possible.

Voting by Proxy Card. If proxies in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted:

      o FOR Proposal 1, to authorize our Board of Directors to amend our restated certificate of incorporation to effect a reverse stock split at one of three ratios described in this document if necessary to maintain our listing on the Nasdaq SmallCap Market; and

      o In the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof.

Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by GoAmerica's Acting Secretary, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

Voting by Phone or via the Internet. If you are a stockholder of record -- that is, if your stock is registered with GoAmerica in your own name -- you may vote by phone, or through the Internet, by following the instructions included with your proxy card. If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through ADP Investor Communication Services that allows you to vote by phone or the Internet. If so, the voting form your nominee sent you will provide phone and Internet voting instructions. The last vote you submit chronologically by any means will supersede your prior vote(s). Also, if you vote by phone or the Internet, and later decide to attend the Meeting, you may cancel your previous vote and vote in person at the Meeting.

The deadline for voting by phone or through the Internet as a stockholder of record is 11:59 p.m., EST, on September 29, 2004. For stockholders whose shares are registered in the name of a broker or other nominee, please consult the voting instructions provided by your broker for information about the deadline for voting by phone or through the Internet.

Voting in Person. If you attend the Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Meeting.

Attendance at the Meeting will not, by itself, result in the revocation of a previously submitted proxy. Even if you are planning to attend the Meeting, we encourage you to submit your proxy in advance to ensure the representation of your shares at the Meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock is necessary to constitute a quorum at the Meeting. Votes of stockholders of record who are present at the Meeting in person or by proxy, abstentions, and broker non-votes are counted as present or represented at the meeting for purposes of determining whether a quorum exists.

If you hold your shares of Common Stock through a broker, bank or other representative, generally the broker or your representative may only vote the Common Stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter.

For Proposal 1, to approve a potential reverse stock split of our Common Stock, we require the affirmative vote of holders of at least a majority of the outstanding shares of our Common Stock. Abstentions and broker non-votes, because they are not affirmative votes, will have the same effect as votes against these proposals.

FORWARD LOOKING STATEMENTS

Statements contained in this Proxy Statement that are not based on historical fact are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, also known as the Exchange Act. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "estimate," "anticipate," "continue," or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to: (i) our limited operating history; (ii) our ability to successfully manage our strategic alliance with EarthLink; (iii) our dependence on EarthLink to provide billing, customer and technical support to certain of our subscribers; (iv) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (v) our dependence on wireless carrier networks; (vi) our ability to respond to increased competition in the wireless data industry; (vii) our ability to integrate acquired businesses and technologies; (viii) our ability to generate revenue growth; (ix) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; (x) our ability to manage our remaining operations; and (xi) difficulties inherent in predicting the outcome of regulatory processes. As a result of such risks and others expressed from time to time in our filings with the Securities and Exchange Commission, our actual results could differ materially from the results discussed in or implied by the forward-looking statements contained herein.

                                   PROPOSAL 1

PROPOSAL TO AMEND GOAMERICA'S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT ONE OF THREE RATIOS, IF NECESSARY TO MAINTAIN NASDAQ LISTING.

GENERAL

Our Board of Directors, which we refer to in this proxy statement as the "Board", has considered, deemed advisable, and adopted a resolution approving, and recommends to the stockholders for their approval, three proposed amendments to our restated certificate of incorporation to authorize the Board, in its discretion based on the factors described below, to effect a reverse stock split. The purpose of any such reverse stock split would be to increase the per-share market price of our Common Stock in an effort to maintain its listing on The Nasdaq Stock Market's SmallCap Market and for other purposes as described below in this proxy statement. Under these proposed amendments, each outstanding 4, 6 or 8 shares of our Common Stock would be combined, converted and changed into one share of Common Stock with the effectiveness of one such amendment and the abandonment of the other amendments, or the abandonment of all such amendments, to be determined by the Board in its discretion following the Meeting. Holders of our Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the Effective Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below. In this proxy statement, we refer to all of the possible reverse stock splits as the "Reverse Stock Splits" and we refer to the Reverse Stock Split that is actually effected, if applicable, as the "Effective Reverse Stock Split".

If approved by our stockholders, the Board would have discretion to implement the Effective Reverse Stock Split for one time only, prior to our 2005 annual meeting of stockholders, in any of the following ratios: 1:4, 1:6, or 1:8. The Board believes that stockholder approval of these various ratios, as opposed to approval of a single specified exchange ratio, provides the Board with sufficient flexibility to achieve the purposes of the Effective Reverse Stock Split and, therefore, is in the best interests of GoAmerica and its stockholders. The actual timing for implementation of the Effective Reverse Stock Split would be determined by the Board based upon its evaluation as to when such action would be most advantageous to GoAmerica and its stockholders. Notwithstanding stockholder approval, the Board also would have the discretion to abandon the Reverse Stock Splits.

If the Board elects to implement the Effective Reverse Stock Split, the Board will set the exchange ratio using one of the ratios approved by the stockholders. The Board would base such a determination upon the then current trading price of our Common Stock, among other things. If this proposal is not approved by the stockholders, GoAmerica anticipates that it will likely face delisting from the Nasdaq SmallCap Market, as more fully described below under the heading "Purpose of the Effective Reverse Split".

The text of the form of amendment to our restated certificate of incorporation that would be filed with the Secretary of State of the State of Delaware to effect the Effective Reverse Stock Split is set forth in Appendix B to this proxy statement; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the Effective Reverse Stock Split. If the Reverse Stock Splits are approved by the stockholders and following such approval the Board determines that an Effective Reverse Stock Split is in the best interest of GoAmerica and its stockholders, our restated certificate of incorporation would be amended accordingly.

PURPOSE OF THE EFFECTIVE REVERSE STOCK SPLIT

We believe that there are two primary reasons for the Effective Reverse Split: to attempt to maintain our listing on the SmallCap Market and to attempt to increase investor interest in our company. Nasdaq Marketplace Rules require that, as a condition to the continued listing of a company's securities on the Nasdaq SmallCap Market, the company must satisfy certain requirements, including maintaining a minimum bid price equal to or greater than $1.00 per share. We refer to this regulatory requirement as the "Minimum Bid Price Requirement". A company's failure to meet the Minimum Bid Price Requirement for 30 consecutive trading days normally results in delisting proceedings, unless the company can demonstrate compliance with the Minimum Bid Price Requirement for ten consecutive trading days during a 90 calendar day grace period that immediately follows the initial 30 trading day period of non-compliance or unless Nasdaq grants the company one or more additional grace periods to regain compliance, during which time the company must continue to meet all other Nasdaq listing requirements.

Our Common Stock was listed on the Nasdaq National Market from the date of our initial public offering in April 2000 until August 28, 2002, at which point our Common Stock became listed on the Nasdaq SmallCap Market. Due to the bid price of our Common Stock closing at less than $1.00 per share during the 30 consecutive trading days prior to May 31, 2002, as well as throughout substantially all of the initial grace period provided by Nasdaq, GoAmerica elected to move the listing of its Common Stock to the Nasdaq SmallCap Market and receive the balance of a longer grace period, through November 27, 2002, that was available on that market.

On November 27, 2002, Nasdaq granted us an additional grace period, until May 27, 2003, to regain compliance with the Minimum Bid Price Requirement; however, our share price did not close at a minimum of $1.00 per share for 10 consecutive trading days prior to the end of that grace period. On May 28, 2003, Nasdaq granted us a 90 day grace period, until August 25, 2003, due to the fact that we met the other initial listing criteria for the Nasdaq SmallCap Market under Marketplace Rule 4310(c)(2)(A). Following subsequent discussions with Nasdaq, on October 21, 2003, we were granted a temporary exception to the Minimum Bid Price Requirement through at least December 1, 2003 due to, among other things, the fact that we were in compliance with all other listing requirements and to allow for further developments in the Securities and Exchange Commission's rule-making process with respect to a Nasdaq proposal -- which we refer to as the "Nasdaq Proposal" -- to provide Nasdaq with more flexibility as to its minimum bid price requirements and grace periods for regaining compliance. On December 12, 2003, due to the fact that we remained in compliance with all other listing requirements, and to allow for further developments in the Securities and Exchange Commission's rule-making process with respect to the Nasdaq Proposal, Nasdaq extended our temporary exception through January 30, 2004. On December 23, 2003, the Nasdaq Proposal was approved. As a result, we were granted an additional extension through May 31, 2004.

On May 17, 2004, we effected a 1-for-10 reverse stock split in an effort to comply with the Minimum Bid Price Requirement; however, we were unable to evidence compliance with the Minimum Bid Price Requirement for the requisite 10-day period. As a result, in June 2004 we were notified by Nasdaq that our Common Stock was again subject to delisting. We promptly requested a hearing which stayed the delisting determination.

On August 19, 2004, we announced that Nasdaq granted us an additional temporary exception to the Minimum Bid Price Requirement through at least October 4, 2004, subject to certain conditions. Nasdaq provided such additional time for compliance because we are in compliance with all other Nasdaq listing requirements; however, the temporary exception also provides interim deadlines for certain actions that we must complete as part of the process of remedying our bid price deficiency. In connection with the temporary exception, Nasdaq has appended a fifth character "C" to our regular "GOAM" trading symbol, effective as of the commencement of trading on August 19, 2004, so that our trading symbol will be "GOAMC" for the duration of the exception. There can be no assurance that our grace period will extend beyond October 4, 2004.

Our Board believes that a delisting could adversely affect our ability to attract the interest of investors and to maximize shareholder value. In addition, the Board believes that the delisting may result in decreased liquidity for the holders of outstanding shares of our Common Stock and the holders of warrants exercisable for shares of our Common Stock. We believe that, if the Reverse Stock Splits are approved, and the Effective Reverse Stock Split is effected, there is a greater likelihood that the minimum bid price of our Common Stock will be maintained at a level over $1.00 per share after the initial increase in share price above $1.00 upon implementing the Effective Stock Split.

A sustained higher per share price of our Common Stock, which we expect, but can not guarantee, as a result of the Effective Reverse Stock Split, may heighten the interest of the financial community in our company and broaden the pool of investors that may consider investing in our company, potentially increasing the trading volume and liquidity of our Common Stock. As a matter of policy, many institutional investors are prohibited from purchasing stocks below certain minimum price levels. For the same reason, brokers often discourage their customers from purchasing such stocks. To the extent that the price per share of our Common Stock remains at a higher per share price as a result of the Effective Reverse Stock Split, some of these concerns may be ameliorated. However, many investors will not invest in securities that have a trading price below $5.00 per share, and we do not anticipate that the Effective Reverse Stock Split, if approved and effected, will, upon implementation, increase the per share price of our Common Stock above that level.

If our Common Stock were delisted from Nasdaq, this could adversely affect the liquidity of our Common Stock and our ability to raise capital. In the event of delisting, our Common Stock would probably be traded in the over-the-counter market maintained by the NASD Electronic Bulletin Board and the spread between the bid price and asked price of the shares of our Common Stock would likely be greater than at present. Stockholders may also experience a greater degree of difficulty in obtaining accurate, timely information concerning pricing and trading volume and in executing trades of our Common Stock. In addition, if our Common Stock were to be delisted from trading on Nasdaq and the per share price of our Common Stock were to remain below $5.00 per share, trading in our Common Stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock". The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from executing transactions in our Common Stock, which could limit the market liquidity of our Common Stock and the ability of investors to trade our Common Stock. There is no guarantee that the Effective Reverse Stock Split will result in compliance with Nasdaq's Minimum Bid Price Requirement or that we will continue to meet all of the other requirements for continued listing. Consequently, our securities may be delisted even after the Effective Reverse Stock Split.

POSSIBILITY THAT THE EFFECTIVE REVERSE STOCK SPLIT WILL FAIL TO ACHIEVE THE DESIRED EFFECTS; OTHER POSSIBLE CONSEQUENCES

Stockholders should note that the effect of the Effective Reverse Stock Split upon the market price for our Common Stock cannot be accurately predicted. In particular, we cannot assure you that prices for shares of our Common Stock after the Effective Reverse Stock Split will be four, six, or eight times, as applicable, the prices for shares of our Common Stock immediately prior to the Effective Reverse Stock Split. Furthermore, we cannot assure you that the market price of our Common Stock immediately after the Effective Reverse Stock Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Effective Reverse Stock Split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the Effective Reverse Stock Split negatively, we cannot assure you that the Effective Reverse Stock Split will not adversely impact the market price of our Common Stock or, alternatively, that the market price following the Effective Reverse Stock Split will either exceed or remain in excess of the current market price.

While we believe the Effective Reverse Stock Split to be sufficient to prevent Nasdaq from delisting our Common Stock, it is possible that, even if the Effective Reverse Stock Split results in a bid price for our Common Stock that exceeds $1.00 per share, we may not be able to continue to satisfy the additional criteria for continued listing of our Common Stock on the Nasdaq SmallCap Market. These criteria include that:

      o we have (i) stockholders' equity of at least $2,500,000, or (ii) $35,000,000 market value of listed securities or (iii) $500,000 of net income from continuing operations for the most recently completed fiscal year, or two of the three most recently completed fiscal years;

      o the market value of the public float of our Common Stock be at least $1,000,000; the term "public float" is defined under Nasdaq's rules as the shares held by persons other than officers, directors and beneficial owners of greater than 10% of our total outstanding shares;

      o there be at least 300 round lot holders, which are defined as persons who own at least 100 shares of our Common Stock;

      o     there be at least two market makers for our Common Stock; and

      o     we comply with certain corporate governance requirements.

We believe that we satisfy all of these other maintenance criteria as of the mailing date of these proxy materials. However, we cannot assure you that we will be successful in continuing to meet all requisite maintenance criteria.

If the Effective Reverse Stock Split is implemented, some stockholders may consequently own less than 100 shares of our Common Stock. A purchase or sale of less than 100 shares, known as an "odd lot" transaction, may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those stockholders who own less than 100 shares following the Effective Reverse Stock Split may be required to pay higher transaction costs if they sell their shares of our Common Stock.

We believe that the Effective Reverse Stock Split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Effective Reverse Stock Split.

There is no guarantee that the Effective Reverse Stock Split will result in compliance with Nasdaq's Minimum Bid Price Requirement or that we will continue to meet all of the other requirements for continued listing. Consequently, our securities may be delisted even after the Effective Reverse Stock Split.

BOARD DISCRETION TO IMPLEMENT EFFECTIVE REVERSE STOCK SPLIT

If the Reverse Stock Splits are approved by our stockholders at the Meeting, the Effective Reverse Stock Split will be effected, if at all, only upon a determination by the Board that one of the Reverse Stock Splits, with an exchange ratio determined by the Board as described above, is in the best interests of GoAmerica and its stockholders. If any such determination is made, such determination shall be made prior to our 2005 annual meeting of stockholders and be based upon various factors, including meeting and responding to changes in Nasdaq's listing requirements for the SmallCap Market, GoAmerica's growth, existing and expected marketability and liquidity of our Common Stock, and prevailing market conditions. Notwithstanding approval of the Reverse Stock Splits by the stockholders, the Board may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Delaware Secretary of State not to effect any of the Reverse Stock Splits, as permitted under Section 242(c) of the Delaware General Corporation Law.

EFFECT OF THE EFFECTIVE REVERSE STOCK SPLIT ON VOTING RIGHTS AND CERTAIN OTHER MATTERS

Our Common Stock is currently registered under Section 12(g) of the Exchange Act and we are subject to the periodic reporting and other requirements of the Exchange Act. The Effective Reverse Stock Split would not affect the registration of our Common Stock or our reporting obligations under the Exchange Act.

Proportionate voting rights and other rights of the holders of our Common Stock would not be affected by the Effective Reverse Stock Split, other than as a result of the payment of cash in lieu of fractional shares as described below. For example, subject to the treatment of fractional shares, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to the effective time of the Effective Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of our Common Stock after the Effective Reverse Stock Split. Although the Effective Reverse Stock Split would not affect the rights of stockholders or any stockholder's proportionate equity interest in GoAmerica other than with respect to the treatment of fractional shares, the number of authorized shares of our Common Stock would not be reduced and would increase significantly the ability of the Board to issue such authorized and unissued shares without further stockholder action. The number of stockholders of record would not be affected by the Effective Reverse Stock Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Effective Reverse Stock Split.

EFFECT OF THE EFFECTIVE REVERSE STOCK SPLIT ON THE AUTHORIZED BUT UNISSUED SHARES OF OUR STOCK

The Effective Reverse Stock Split would affect all of our issued and outstanding shares of Common Stock but would not affect the number of shares of Common Stock that we are authorized to issue. Upon the effectiveness of the Effective Reverse Stock Split, the number of authorized shares of our Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of our Common Stock issued and outstanding based on the reverse stock split ratio selected by the Board. As of September 1, 2004, we had 200,000,000 shares of authorized Common Stock and [___________] shares of Common Stock issued and outstanding. We will continue to have 4,351,943 authorized shares of preferred stock but no shares of preferred stock issued and outstanding.

The number of authorized but unissued shares of our Common Stock effectively will be increased significantly by the Effective Reverse Stock Split. We have set forth a table below which illustrate the effect of the proposed ratios. The table below illustrates the effect, as of September 1, 2004, of each of the proposed ratios, and no Effective Reverse Stock Split, on our (i) shares of Common Stock outstanding, (ii) authorized shares of Common Stock which are reserved for issuance pursuant to options, warrants, contractual commitments or other arrangements and (iii) our shares of Common Stock which are neither outstanding nor reserved for issuance and are therefore available for issuance. The table does not take into account fractional shares.

                                   (I)                         (II)                        (III)
                          SHARES OF COMMON STOCK      SHARES OF COMMON STOCK    AUTHORIZED SHARES OF COMMON
REVERSE SPLIT RATIO            OUTSTANDING            RESERVED FOR ISSUANCE                STOCK
                                                                                   AVAILABLE FOR ISSUANCE
------------------------------------------------------------------------------------------------------------

NO REVERSE SPLIT               [__________]                [__________]                 [__________]
1:4                            [__________]                [__________]                 [__________]
1:6                            [__________]                [__________]                 [__________]
1:8                            [__________]                [__________]                 [__________]


The issuance in the future of additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. In addition, the effective increase in the number of authorized, but unissued, shares of our Common Stock may be construed as having an anti-takeover effect. Although we are not proposing the Reverse Stock Splits for this purpose, we could, subject to the Board's fiduciary duties and applicable law, issue such additional authorized shares to purchasers who might oppose a hostile takeover bid or any efforts to amend or repeal certain provisions of our restated certificate of incorporation or bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of us through a transaction opposed by the Board.

EFFECT OF THE EFFECTIVE REVERSE STOCK SPLIT ON STOCK OPTIONS, WARRANTS AND PAR VALUE

The Effective Reverse Stock Split would reduce the number of shares of our Common Stock available for issuance under our stock option plans in proportion to the exchange ratio of the Effective Reverse Stock Split. The total number of shares of Common Stock currently authorized for issuance but unissued at September 1, 2004 under these plans is approximately [__________], prior to giving effect to the Effective Reverse Stock Split.

We have outstanding certain stock options and warrants to purchase shares of Common Stock. Under the terms of the outstanding stock options and warrants, the Effective Reverse Stock Split will effect a reduction in the number of shares of Common Stock issuable upon exercise of such stock options and warrants in proportion to the exchange ratio of the Effective Reverse Stock Split and will effect a proportionate increase in the exercise price of such outstanding stock options and warrants.

The par value of our Common Stock would remain at $0.01 per share following the effective time of the Effective Reverse Stock Split. This would have the effect of reducing the aggregate par value of our outstanding shares.

EFFECTIVE DATE

If the proposed Reverse Stock Splits are approved at the Meeting and the Board elects to proceed with the Effective Reserve Stock Split, the Effective Reverse Stock Split would become effective as of 5:00 p.m. Eastern time on the date of filing of the applicable certificate of amendment to our restated certificate of incorporation with the office of the Secretary of State of the State of Delaware. We refer to this time and date as the "Effective Date". Except as explained below with respect to fractional shares, on the Effective Date, shares of Common Stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined, converted and changed into new shares of Common Stock in accordance with the Effective Reverse Stock Split ratio determined by the Board within the limits set forth in this proposal.

EXCHANGE OF STOCK CERTIFICATES

Shortly after the Effective Date, each holder of an outstanding certificate theretofore representing shares of Common Stock will receive from our Exchange Agent for the Effective Reverse Stock Split, instructions for the surrender of such certificate to the Exchange Agent. Such instructions will include a form of transmittal letter to be completed and returned to the Exchange Agent. As soon as practicable after the surrender to the Exchange Agent of any certificate that prior to the Effective Reverse Stock Split represented shares of Common Stock, together with a duly executed transmittal letter and any other documents the Exchange Agent may specify, the Exchange Agent shall deliver to the person in whose name such certificate had been issued certificates registered in the name of such person representing the number of full shares of Common Stock into which the shares of Common Stock previously represented by the surrendered certificate shall have been reclassified and a check for any amounts to be paid in cash in lieu of any fractional share. Until surrendered as contemplated herein, each certificate that immediately prior to the Effective Reverse Stock Split represented any shares of Common Stock shall be deemed at and after the Effective Date to represent the number of full shares of Common Stock contemplated by the preceding sentence. Each certificate representing shares of Common Stock issued in connection with the Effective Reverse Stock Split will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the shares of Common Stock.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate that prior to the Effective Date represented any shares of Common Stock, except that if any certificates of Common Stock are to be issued in a name other than that in which the certificates for shares of Common Stock surrendered are registered, it shall be a condition of such issuance that:

      o The person requesting such issuance pay to us any transfer taxes payable by reason of such issuance or any prior transfer of such certificate, or establish to our satisfaction that such taxes have been paid or are not payable;

      o Such transfer complies with all applicable federal and state securities laws; and

      o Such surrendered certificate be properly endorsed and otherwise be in proper form for transfer.

NO APPRAISAL RIGHTS

Under Delaware law, our stockholders would not be entitled to dissenter's or appraisal rights with respect to the Effective Reverse Stock Split.

CASH PAYMENT IN LIEU OF FRACTIONAL SHARES

In lieu of any fractional shares to which a holder of Common Stock would otherwise be entitled as a result of the Effective Reverse Stock Split, we will pay cash equal to such fraction multiplied by the daily average of the high and low trading prices of our Common Stock during regular trading hours for the five trading day period ending on the sixth business day immediately preceding the Effective Date.

FEDERAL INCOME TAX CONSEQUENCES

The following description of the material federal income tax consequences of the Effective Reverse Stock Split is based on the Internal Revenue Code of 1986, as amended, applicable Treasury regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Effective Reverse Stock Split.

This discussion is for general information only and does not discuss the tax consequences that may apply to particular classes of taxpayers, such as:

      o     a partnership or other pass-through entity;

      o     a  stockholder  that is not a  citizen  or  resident  of the  United
            States,   including   without   limitation   certain  United  States
            expatriates;

      o     a financial institution or insurance company;

      o     a mutual fund;

      o     a tax-exempt organization;

      o     a dealer or broker in securities or foreign currencies;

      o     a trader in securities that elects the mark-to-market method;

      o a stockholder that holds Common Stock as part of a hedge, straddle, conversion transaction or other integrated investment;

      o a stockholder whose functional currency is not the United States dollar; and

      o a stockholder that acquired Common Stock through the exercise of an employee stock option or otherwise as compensation.

This summary does not discuss any aspect of state, local or foreign taxation, or any aspect of United States federal tax laws other than the United States federal income tax. Because this discussion does not address tax consequences that may vary with a stockholder's individual circumstances, we strongly urge our stockholders to consult with their own tax advisors as to the specific United States federal, state, local or foreign income or other tax consequences of the Effective Reverse Stock Split to them, including without limitation changes in tax laws and tax return reporting requirements.

This discussion is limited to stockholders holding shares of Common Stock as capital assets. Such shares are held as capital assets unless the stockholder holds the stock as stock in trade or other property of a kind which would properly be included in the stockholder's inventory if on hand at the close of the taxable year, or primarily for sale to customers in the ordinary course of the stockholder's trade or business.

In general, the federal income tax consequences of the Effective Reverse Stock Split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of Common Stock in exchange for their old shares of Common Stock. We believe that because the Effective Reverse Stock Split is not part of a plan to increase periodically a stockholder's proportionate interest in our assets or earnings and profits, the Effective Reverse Stock Split likely will have the federal income tax effects described below.

A stockholder who receives solely a reduced number of shares of Common Stock will not recognize gain or loss. In the aggregate, such a stockholder's basis in the reduced number of shares of Common Stock will equal the stockholder's basis in its old shares of Common Stock and the holding period of the post-Effective Reverse Stock Split shares received will include the holding period of the pre-Effective Reverse Stock Split shares exchanged.

A stockholder who receives cash in lieu of a fractional share as a result of the Effective Reverse Stock Split generally will recognize capital gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share. Any such capital gain or loss generally will be treated as long-term capital gain or loss if the holder has held the redeemed Common Stock for more than one year; otherwise, such gain or loss generally will be treated as short-term capital gain or loss. In the aggregate, a stockholder's basis in the reduced number of shares of Common Stock will equal the stockholder's basis in its old shares of Common Stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash. The holding period of the post-Effective Reverse Stock Split shares received will include the holding period of the pre-Effective Reverse Stock Split shares exchanged. Under certain circumstances, a stockholder receiving cash in lieu of a fractional share as a result of the Effective Reverse Stock Split will be treated as having received a distribution, in which case the amount received may be taxed as a dividend.

We will not recognize any gain or loss as a result of the Effective Reverse Stock Split.

VOTE REQUIRED AND RECOMMENDATION OF BOARD OF DIRECTORS

The affirmative vote of a majority of all outstanding shares of GoAmerica Common Stock entitled to vote on this proposal will be required for approval of this proposal. As a result, abstentions and broker non-votes will have the effect of votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT GOAMERICA'S STOCKHOLDERS VOTE "FOR" THIS PROPOSAL 1 TO APPROVE THE REVERSE STOCK SPLIT AT ONE OF THE THREE PROPOSED RATIOS FOR IMPLEMENTATION IN THE BOARD'S DISCRETION.

                             STOCKHOLDERS' PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in GoAmerica's proxy materials for presentation at GoAmerica's 2004 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must have submitted the proposal to GoAmerica at its offices at 433 Hackensack Avenue, Hackensack, New Jersey 07601, not later than July 29, 2004.

Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in GoAmerica's proxy materials pursuant to Rule 14a-8 under the Exchange Act are required to provide advanced notice of such proposal to GoAmerica at the aforementioned address not later than October 12, 2004.

GoAmerica reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Pursuant to Rule 14a-4 under the Securities Exchange Act, if a stockholder notifies GoAmerica in a time or manner inconsistent with GoAmerica's by-laws of an intent to present a proposal at GoAmerica's 2004 Annual Meeting and for any reason the proposal is voted upon at that Annual Meeting, GoAmerica's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

                                  OTHER MATTERS

The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matter referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                                     GENERAL

The accompanying proxy is solicited by and on behalf of the Board of Directors of GoAmerica, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by GoAmerica.

In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and other employees of GoAmerica who will not be specially compensated for these services. GoAmerica will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. GoAmerica will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this Proxy Statement relating to the security holdings of directors and officers of GoAmerica is based upon information received from the individual directors and officers.

GOAMERICA, INC. WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS STOCKHOLDERS OF RECORD ON SEPTEMBER 1, 2004, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO INVESTOR RELATIONS DEPARTMENT, GOAMERICA, INC., 433 HACKENSACK AVENUE, HACKENSACK, NEW JERSEY 07601. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

                    HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write us at 433 Hackensack Avenue, Hackensack, New Jersey 07601, or call us at (201) 996-1717. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

                                            By Order of the Board of Directors

                                            /s/ Daniel R. Luis
                                            ----------------------
                                            Daniel R. Luis
                                            Chief Executive Officer

Hackensack, New Jersey
September [__], 2004

                                   APPENDIX A


                                 GOAMERICA, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           OF GOAMERICA, INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS

The undersigned hereby constitutes and appoints Daniel Luis and Wayne Smith, and each of them, his or her true and lawful agent and proxy, with full power of substitution in each, to represent and to vote on behalf of the undersigned, all of the shares of common stock of GoAmerica, Inc., which the undersigned is entitled to vote at the Special Meeting of Stockholders of GoAmerica, Inc. to be held at Continental Plaza, 411 Hackensack Avenue, Lower Level, Hackensack, New Jersey at 10:00 a.m., local time, on September 30, 2004, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Special Meeting of Stockholders and Proxy Statement for the Meeting. Receipt of such notice and proxy statement is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1 and in the discretion of the persons named in the enclosed form of proxy, on any other proposals that may properly come before the Meeting or any adjournment or adjournments thereof.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

GOAMERICA, INC.
433 HACKENSACK AVENUE
HACKENSACK, NJ 07601


VOTE BY INTERNET - WWW.PROXYVOTE.COM
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to GoAmerica, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Special Meeting of Stockholders
                                 GOAMERICA, INC.

                               SEPTEMBER 30, 2004

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

GOAMR1                                        KEEP THIS PORTION FOR YOUR RECORDS

                       DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GOAMERICA, INC.

Vote On Proposals
                                                     For     Against  Abstain

1.    APPROVAL OF PROPOSED REVERSE STOCK SPLIT       [ ]       [ ]      [ ]
      AT ONE OF THREE RATIOS


      In his or her discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting,


      If you plan to attend the Special Meeting,  please check
      the box to the right.                                    [ ]

UNLESS OTHERWISE SPECIFIED IN THE SPACES OR SQUARES PROVIDED, THIS PROXY WILL BE VOTED FOR PROPOSAL NUMBER 1 TO APPROVE A REVERSE STOCK SPLIT AT ONE OF THREE RATIOS

                    Dated:
                         ----------------------------------------

                    ---------------------------------------------
                    Signature
                    ---------------------------------------------
                    (Signature if held jointly)

                    Please sign exactly as your name appears hereon.


                    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or authorized officer. If a partnership, please sign in partnership name by authorized person.

             PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE


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                                   APPENDIX B

                       FORM OF CERTIFICATE OF AMENDMENT TO
            RESTATED CERTIFICATE OF INCORPORATION OF GOAMERICA, INC.

It is hereby certified that:

1. The name of the Corporation (hereinafter called the "Corporation") is GoAmerica, Inc.

2. The Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH (a) thereof and by substituting in lieu of said Article the following new Article:

      "FOURTH(a): The total number of shares of capital stock which the Corporation shall have authority to issue is 204,351,943 shares, consisting of: (i) two hundred million (200,000,000) shares of Common Stock, par value $0.01 per share (the "Common Stock"); and (ii) four million three hundred fifty one thousand nine hundred forty three (4,351,943) shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"). Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware, each [INSERT RATIO NUMBER*] shares of the Corporation's Common Stock, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined, converted and changed into one (1) share of Common Stock of the Corporation; provided however, that the Corporation shall issue no fractional shares of Common Stock, but shall instead pay to any stockholder who would be entitled to receive a fractional share as a result of the actions set forth herein a sum in cash equal to such fraction multiplied by the daily average of the high and low prices of the Corporation's Common Stock as reported on the Nasdaq SmallCap Market for the five trading-day period ending on the sixth trading-day after the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware."

3. The amendment of the Certificate of Incorporation herein certified was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, GoAmerica, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer as of ___________________.



                                             ----------------------------------
                                             Daniel R. Luis
                                             Chief Executive Officer

------------------------

* Will be 4, 6, or 8 as determined by the Board pursuant to authority granted to the Board assuming approval of Proposal 1.

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